UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2023
__________________
Arvinas, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 535-1456
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2023, the board of directors (the “Board”) of Arvinas, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (as so amended and restated, the “Second Amended and Restated Bylaws”), effective immediately. The Second Amended and Restated Bylaws include the following amendments:

•Article I (Stockholders) was amended to, among other things:
◦clarify the procedures governing adjournment of stockholder meetings, consistent with recent amendments to Section 222 of the Delaware General Corporation Law (the “DGCL”);
◦eliminate the former requirement regarding availability of the voting list during stockholder meetings, consistent with recent amendments to Section 219 of the DGCL;
◦revise and enhance, in light of the universal proxy rules adopted by the Securities and Exchange Commission, procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submission of proposals regarding other business at stockholder meetings by:
▪requiring additional background information, disclosures and certain representations from proposing stockholders and beneficial owners and the respective affiliates and associates of, or others acting in concert with, such stockholders and such beneficial owners (each, a “Stockholder Associated Person”);
▪providing that if any stockholder, beneficial owner and/or Stockholder Associated Person that intends to solicit proxies in support of any nominees other than the Company’s nominees provides the notice and information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then such stockholder, beneficial owner and/or Stockholder Associated Person, upon request by the Company, must provide to the Company no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(b) under the Exchange Act; and
▪providing that if any stockholder, beneficial owner and/or Stockholder Associated Person fails to comply with the requirements of Rule 14a-19 under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such requirements have been met), then the Company will disregard the nomination of each of the director nominees proposed by such stockholder, beneficial owner and/or Stockholder Associated Person and any proxies or votes solicited for such nominees;
◦amend certain procedures governing notice of nominations for director brought by stockholders, including: (i) setting forth the circumstances under which stockholders may nominate persons for director at special stockholder meetings, (ii) clarifying the requirements for the timing and content of notices and accompanying materials, and (iii) updating certain provisions to reflect the requirements of Rule 14a-19 of the Securities Exchange Act of 1934, as amended, relating to universal proxy cards; and
◦amend certain procedures governing notice of business to be brought before an annual meeting by stockholders, including with respect to the requirements for the timing and content of notices.
•Article II (Directors) was amended to, among other things, add provisions for special notice and quorum requirements for Board meetings during an emergency condition of the type described in Section 110(a) of the DGCL, and limiting the liability of officers, directors and employees acting pursuant to such emergency provisions to willful misconduct.

The Second Amended and Restated Bylaws also include certain technical, conforming and clarifying changes. The foregoing description of the Second and Amended Restated Bylaws is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on June 15, 2023 (the “2023 Annual Meeting”), the Company’s stockholders voted on the following proposals:
1. The following nominees were elected to the Board as Class II directors for terms expiring at the 2026 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Sunil Agarwal, M.D.	41,514,134	136,835	3,497,189
Leslie V. Norwalk Esq.	31,416,802	10,234,167	3,497,189
John Young	41,528,221	122,748	3,497,189

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	34,800,219
Against:	6,836,514
Abstain:	14,236
Broker Non-Votes:	3,497,189

3. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023 was ratified.

For:	45,089,248
Against:	49,688
Abstain:	9,222

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

3.1	Second Amended and Restated Bylaws of Arvinas, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: June 21, 2023	By:	/s/ Sean Cassidy
Sean Cassidy Chief Financial Officer